UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 27, 2009
HARRIS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, Florida	32919

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (321) 727-9100
No change
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
On May 29, 2009, Harris Corporation, a Delaware corporation (“Harris”), completed the acquisition from Tyco Electronics Group S.A., a company organized under the laws of Luxembourg (the “Seller”) and a subsidiary of Tyco Electronics Ltd., a corporation incorporated under the laws of Bermuda (“Tyco Electronics”), of substantially all of the assets of the Seller’s wireless systems business (the “Business”). The acquisition was consummated pursuant to the terms of the Asset Purchase Agreement, dated as of April 16, 2009, between Harris, the Seller and, solely for the limited purposes of Section 11.09 thereof, Tyco Electronics, as amended pursuant to the Amendment to Asset Purchase Agreement (the “Amendment”) among such parties, entered into on May 29, 2009 (as so amended, the “Agreement”).
The purchase price for the Business was $675 million in cash, subject to post-closing adjustments as set forth in the Agreement. Pursuant to the Agreement, Harris also assumed liabilities primarily related to the Business, with exceptions as set forth in the Agreement. The Business conducts a worldwide wireless network systems business which designs, builds, distributes, maintains and supplies wireless communications systems, including land mobile radio and broadband equipment systems and networks and equipment for the public safety, utility, federal, military and commercial markets. There is no material relationship, except the Agreement and related documentation, between the Seller or Tyco Electronics and Harris or any of Harris’ affiliates, or any director or officer of Harris, or any associate of any such director or officer.
The foregoing description of the acquisition, the Agreement and the transactions contemplated thereby is only a summary, does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of (i) the Asset Purchase Agreement filed as Exhibit 2.1 to Harris’ Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on April 22, 2009, which is incorporated in this Item 2.01 by reference, and (ii) the Amendment which is filed as Exhibit 2.2 to this Current Report on Form 8-K and is also incorporated in this Item 2.01 by reference.
Item 2.03 Creation of a Direct Financial Arrangement or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
Harris funded a portion of the purchase price for its acquisition of the Business through the issuance of approximately $504,050,000 in aggregate principal amount of unsecured notes under its commercial paper program (“CP Notes”). As of May 29, 2009, $469,050,000 of the CP Notes had a seven-day maturity and $35,000,000 of the CP Notes had a one-day maturity. A significant portion of the CP Notes was issued on May 27, 2009. The CP Notes were issued and sold pursuant to an exemption from registration under federal and state securities laws. The CP Notes are not redeemable prior to maturity and are not subject to voluntary prepayment. The outstanding CP Notes constitute a direct financial obligation of Harris. As of May 29, 2009, the CP Notes had a weighted average annual interest rate of approximately 0.93% per annum. Subject to Harris’ capital needs, market conditions and alternative capital market opportunities, Harris expects to maintain indebtedness under its commercial paper program by continually repaying and reissuing CP Notes until such time, if any, as the outstanding CP Notes are replaced with longer-term debt. However, Harris’ commercial paper balance may increase or decrease in the short term due to working capital needs and cash balances. Harris may currently issue unsecured short-term promissory notes up to a maximum aggregate amount outstanding at any time of up to $750,000,000 under the program. The program is supported by the $750,000,000 Revolving Credit Agreement that was entered into by Harris on September 10, 2008. Harris’ commercial paper program was previously described in Harris’ Current Report on Form 8-K filed with the SEC on June 18, 2007. As of the close of business on May 29, 2009 following the acquisition of the Business, Harris had cash and cash equivalents and short-term investments of approximately $220 million.
Item 2.06 Material Impairments.
On May 29, 2009, Harris concluded that the current carrying value of its goodwill and other intangible assets related to its Broadcast Communications segment is impaired. As required by Statement of Financial Accounting Standards No. 142, “Goodwill and Intangible Assets,” Harris reviews goodwill for impairment on an annual basis. Harris’ annual goodwill impairment review coincides with its fiscal fourth quarter strategic planning cycle. Harris’ fiscal 2009 fourth quarter review indicated that the fair value of goodwill and other intangible assets of its Broadcast Communications segment has been reduced below its carrying value primarily because current market conditions have resulted in reduced levels of capital expenditures related to broadcast infrastructure systems. As of the fiscal third quarter ended April 3, 2009, the book value of the goodwill and other intangible assets in the Broadcast Communications segment was $928 million.

While Harris’ review to quantify the amount of the impairment has not yet been completed, Harris estimates that the non-cash charge during its fiscal 2009 fourth quarter will be in a range of $250 million to $275 million. Harris expects to complete its review and record the final impairment charge prior to the end of its fiscal year ending July 3, 2009. The impairment charge will not result in any future cash expenditures.
Item 7.01 Regulation FD Disclosure.
On June 1, 2009, Harris issued a press release announcing (i) the completion on May 27, 2009 of the spin-off of all of its holdings in Harris Stratex Networks, Inc. (“HSTX”), representing approximately 56 percent of the outstanding shares of HSTX to Harris’ shareholders of record as of 5:30 p.m. Eastern Time on May 13, 2009 and a $60 million to $70 million after-tax charge in the fourth quarter of fiscal 2009 related to the write-down of HSTX’s net assets to the fair value of the HSTX shares distributed to Harris’ shareholders and other spin-off related charges; (ii) the completion of the acquisition of the Business; (iii) cost-reduction actions across Harris’ business segments and at its corporate headquarters; (iv) an expected non-cash impairment charge in a range of $250 million to $275 million in the fourth quarter of fiscal 2009 to write down the goodwill and other intangible assets in Harris’ Broadcast Communications segment; and (v) updated earnings guidance for Harris’ fiscal 2009 and fiscal 2010. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated in this Item 7.01 by reference. The information contained in this Item 7.01, including the accompanying Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
The following exhibits are filed herewith:
2.1	Asset Purchase Agreement, dated as of April 16, 2009, between Harris Corporation, Tyco Electronics Group S.A. and, solely for the limited purposes of Section 11.09, Tyco Electronics Ltd., incorporated by reference to Exhibit 2.1 to Harris’ Current Report on Form 8-K filed with the SEC on April 22, 2009.*

2.2	Amendment to Asset Purchase Agreement, dated as of May 29, 2009, between Harris Corporation, Tyco Electronics Group S.A. and, solely for the limited purposes of Section 11.09 of the Asset Purchase Agreement, Tyco Electronics Ltd.*
The following exhibit is furnished herewith:
99.1	Press Release, issued by Harris Corporation on June 1, 2009 (furnished pursuant to Item 7.01 and not filed).

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Harris hereby agrees to furnish supplementally copies of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION
June 2, 2009	/s/ Gary L. McArthur
	Name:	Gary L. McArthur
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.
Under Reg. S-K,
Item 601	Description

2.1
Asset Purchase Agreement, dated as of April 16, 2009, between Harris Corporation, Tyco Electronics Group S.A. and, solely for the limited purposes of Section 11.09, Tyco Electronics Ltd., incorporated by reference to Exhibit 2.1 to Harris’ Current Report on Form 8-K filed with the SEC on April 22, 2009.*

2.2
Amendment to Asset Purchase Agreement, dated as of May 29, 2009, between Harris Corporation, Tyco Electronics Group S.A. and, solely for the limited purposes of Section 11.09 of the Asset Purchase Agreement, Tyco Electronics Ltd.*

99.1	Press Release, issued by Harris Corporation on June 1, 2009 (furnished pursuant to Item 7.01 and not filed).

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Harris hereby agrees to furnish supplementally copies of the omitted schedules and exhibits upon request by the SEC.

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